Additional Filers
-----------------

Designated Filer:                   Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:             ev3 Inc.  (EVVV)
Date of Event Requiring Statement:  June 15, 2005

1. Name:    Warburg, Pincus Equity Partners, L.P.
   Address: 466 Lexington Avenue
            New York, New York  10017

2. Name:    Warburg Pincus & Co.
   Address: 466 Lexington Avenue
            New York, New York  10017

3. Name:    Warburg Pincus LLC
   Address: 466 Lexington Avenue
            New York, New York  10017

4. Name:    Warburg Pincus Partners LLC
   Address: 466 Lexington Avenue
            New York, New York  10017





                    WARBURG PINCUS & CO.

                    By:  /s/ Sean D. Carney                6/20/05
                        ------------------------------    ----------------------
                        Name:  Sean D. Carney             Date
                        Title:  Partner


                    WARBURG PINCUS LLC

                    By:  /s/ Sean D. Carney                6/20/05
                        ------------------------------    ----------------------
                        Name:  Sean D. Carney             Date
                        Title:  Managing Director


                    WARBURG PINCUS PARTNERS LLC

                        By:  Warburg Pincus & Co.,
                             its Managing Member

                    By:  /s/ Sean D. Carney                6/20/05
                        ------------------------------    ----------------------
                        Name:  Sean D. Carney             Date
                        Title:  Partner